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                                                                  Exhibit 10.61


$750,000                                                         March 27, 1997

                     VARIABLE RATE COGNOVIT PROMISSORY NOTE


Crown NorthCorp, Inc., a Delaware corporation ("Maker"), promises to pay to the order of The Fifth Third Bank of Columbus, an Ohio banking corporation ("Payee"), the principal sum of $750,000, or so much thereof as may be advanced by Payee to Maker from time to time as permitted under this note, plus interest on the outstanding principal balance from time to time at a variable rate (the "Variable Rate") equal to 25 basis points above the prime rate of interest of The Fifth Third Bank, as publicly announced by such bank from time to time as its prime rate of interest for domestic commercial loans (the "Prime Rate") as follows:

         (a) Interest at the Variable Rate shall accrue from the date of this note through and including March 31, 1998 and shall be due and payable monthly commencing on May 1, 1997 and on the first day of each consecutive calendar month thereafter through and including March 1, 1998.

         (b) The entire unpaid principal balance, plus all accrued and unpaid interest, shall be due and payable on the April 1, 1998 (the "Maturity Date").

All payments on this note shall be made by Maker to Payee on or before the date required above and shall be made to Payee at 21 East State Street, Columbus, Ohio 43215, or at such other address as may be designated by Payee or the holder of this note from time to time. Maker shall have the right to prepay this note, in whole or in part, at any time without penalty; provided that in the event that any such prepayment is made by Maker obtaining funds to prepay this note, in whole or in part, from any lending institution other than Payee, there shall be a prepayment penalty equal to two percent (2%) of the principal balance outstanding immediately prior to such prepayment.

This note evidences a $750,000 revolving line of credit more fully described in the Loan Agreement dated this same date (the "Loan Agreement") between Maker and Payee. Provided that no Event of Default (as defined in the Loan Agreement) exists, Maker shall have the right, from time to time at its discretion, to borrow, reborrow, pay, or repay principal under this note up to $750,000 without penalty.

During the term of this note, the Variable Rate shall increase or decrease automatically, without notice, upon and in the same amount as any increase or decrease in the Prime Rate. Interest calculations on this note shall be based upon a 360-day year consisting of 12, 30-day months, but shall be charged for the actual number of days for which principal is outstanding. In the event that The Fifth Third Bank discontinues the practice of quoting the Prime Rate, the rate used for the calculation of the Variable Rate under this note shall instead be the rate of interest charged by such bank from time to time on 90-day commercial loans made to its prime borrowers.


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During the period when an Event of Default exists, the unpaid principal balance outstanding under this note plus all accrued interest thereon, together with any late charge provided for under this note, shall bear interest at a rate 600 basis points in excess of the Variable Rate (the "Default Rate").

In addition to the accrual of interest at the Default Rate as provided for in the previous paragraph, in the event that any payment provided for under this note shall become overdue for a period in excess of 15 days, a default in the making of such payment shall exist under this note and a late charge in an amount equal to five percent (5%) of the defaulted payment shall become immediately due to the Payee or holder of this note as liquidated damages for failure to make prompt payment. Such charge shall be payable in any event not later than the due date of the next subsequent installment of interest or principal and interest.

This note is being made pursuant to the Loan Agreement. The payment of this note and all interest under this note is secured by, among other security, a Security Agreement dated this same date between Maker and Payee (the "Security Agreement") upon the Collateral (as defined in the Security Agreement), and by the additional security described in the Loan Agreement. The covenants, conditions, and agreements contained in the Loan Agreement, the Security Agreement, and all of the other Loan Documents (as defined in the Loan Agreement) are hereby made a part of this note. Upon the occurrence of an Event of Default, the entire unpaid principal sum of this note and all interest accrued thereon shall become due and payable immediately, without notice at the option of the holder of this note.

This note was made and negotiated in Columbus, Ohio and all questions concerning the validity or meaning of this note or relating to the rights and obligations hereunder shall be construed and resolved under the laws of Ohio. The undersigned hereby designates the Court of Common Pleas of Franklin County, Ohio as the court of proper jurisdiction and exclusive venue of and for any and all lawsuits or other legal proceedings relating to this note; hereby irrevocably consents to such designation, jurisdiction, and venue; and hereby waives any objections or defenses relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the Court of Common Pleas of Franklin County, Ohio. In the event any provision of this note is deemed to be invalid, such a determination shall not affect the validity of the remainder of this note.

Waiver of Jury Trial
--------------------
Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury in any litigation based upon or arising out of this note or any course of conduct, dealing, statements (whether oral or written), or actions of Maker. This waiver shall not in any way affect Payee's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this note or the other Loan Documents. Maker shall not seek to consolidate, by counterclaim or otherwise,


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any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

Warrant of Attorney
-------------------
Maker hereby irrevocably authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Maker in favor of Payee or the holder of this note for the amount due hereunder together with interest, expenses, the costs of suit and reasonable attorneys' fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable attorneys' fees shall be due, by filing an original or a photostatic copy of this guaranty. The Maker waives any right to move any court for an order having an attorney or firm representing Payee or the holder of this note removed or disqualified as counsel for Payee or the holder of this note as a result of such attorney or firm confessing judgment against Maker in accordance with this provision. The Maker hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Payee or the holder of this note confessing judgment against the Maker and expressly consents to any attorney representing Payee or the holder of this note or to any other attorney to confess judgment against the Maker in accordance with this provision. The Maker hereby further consents and agrees that Payee or the holder of this note may pay any attorney confessing judgment against the Maker in accordance with this provision, a reasonable fee for confessing judgment and that any fees so aid may be included in the amount of such judgment.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                            CROWN NORTHCORP, INC.


                                            By /s/
                                              ---------------------------
                                              Print Name:Richard A. Brock
                                              Its:  Senior Vice President


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